Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of INEI Corporation (the “Company”) on Form 10-QSB for the fiscal quarter ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 22, 2005

/s/ Robert W. Erikson
Robert W. Erikson
President

February 22, 2005

/s/ George Wm. Erikson
George Wm. Erikson
Chairman & General Counsel

February 22, 2005

/s/ Robert F. Hartman
Robert F. Hartman
Vice President, Secretary & Treasurer

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